UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2021

Chicken Soup for the Soul Entertainment, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81- 2560811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 398-0443

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Holdco under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

General

On April 8, 2021, Chicken Soup for the Soul Entertainment, Inc. (“Company”), a Delaware corporation, entered into an asset purchase agreement (“Agreement”) by and among the Company, Halcyon Television LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Halcyon”), and with respect to certain provisions, Parkside Entertainment Inc., a Canadian company (“Parkside” and, collectively with the Company and Halcyon, the “CSSE Buyer”), on the one hand, and Sonar Entertainment Inc. (“SEI”) and the direct and indirect subsidiaries of SEI identified in the Agreement (collectively, “Sonar”), on the other hand.

Pursuant to the Agreement, CSSE Buyer shall purchase the principal assets of Sonar. Sonar is an award-winning independent television studio that owns, develops, produces, finances and distributes content for global audiences. Sonar, headquartered in Los Angeles with operations in Toronto and London, has produced television series such as Hunters, Taboo, Alien Xmas, The Mysterious Benedict Society, Saints, Manson, Lonesome Dove, and Dinotopia. The projects have shown strong market appeal and star well-known talent such as Al Pacino, Ridley Scott, Pierce Brosnan, and more. Sonar has projects in the development pipeline that are scheduled to begin production this year, with anticipated distribution on networks such as Hulu, Fox, Amazon Prime Video, FX, and BBC ONE.

Sonar’s television and film library will be distributed by the Company through its Screen Media subsidiary after closing. The library has more than 4000 hours of programming and is comprised of more than 370 television series ranging from iconic properties such as Little Rascals and Laurel & Hardy, to Blondie and Lonesome Dove. Sonar’s film library includes hundreds of films that originally aired on the Hallmark and Lifetime networks. Sonar exploits its library content through more than 300 licensees in 125 markets worldwide, including the US, UK, and Canada. An estimated $1 billion in the aggregate has been invested in Sonar’s library and the television content development pipeline by Sonar and its predecessors. Sonar’s library titles have received 446 Emmy nominations and won 105 Emmy Awards and 15 Golden Globe Awards.

The transactions contemplated by the Agreement are expected to close in the second quarter of 2021.

Asset Purchase Agreement

Transaction

Pursuant to the Agreement, CSSE Buyer will purchase assets from Sonar (the “Purchased Assets”), including all of Sonar’s existing video content libraries, development slates, licenses and distribution contracts, and other assets related to Sonar’s businesses, including all of Sonar’s copyrights, trademarks and accounts receivable (“Accounts Receivable”). The equity interests owned by Sonar Entertainment, Inc. in its wholly owned subsidiary, Sonar Canada Inc. (“Sonar Canada”), will be sold directly to Parkside. CSSE Buyer shall assume only the obligations of Sonar that relate to the ownership and operation of the Purchased Assets on and after Closing.

The Purchased Assets shall not include certain assets of Sonar identified in the Agreement as “Excluded Assets,” including certain claims and actions, insurance policies, employment agreements and cash.

In consideration for the Purchased Assets, CSSE Buyer shall pay to Sonar an initial cash purchase price and from time to time additional purchase price based on the performance of the acquired assets as prescribed by Section 3.1 of the Agreement. In addition, Parkside shall pay Seller at closing (the “Closing”) separate cash consideration for the Sonar Canada Interests.

During the 18-month period following the closing of the Agreement transactions, CSSE Buyer shall have the right (the “Buyout Option”), exercisable upon written notice to Sonar during such period, to buy out all future entitlements (i.e., additional purchase price and other entitlements not yet due and payable to Sonar as of the date of such notice) in exchange for a one-time payment to Sonar as prescribed by the Agreement.

At the Closing, CSSE Buyer shall cause CSS AVOD Inc. (“CSS AVOD”), a newly formed subsidiary of Crackle Plus, LLC, a wholly owned subsidiary CSSE, to issue shares (“CSS AVOD Shares”) of common stock, representing 5% of the after-issued equity of CSS AVOD, to Sonar or its designees. At any time during the three-year period immediately following the date that is eighteen (18) months following the closing of the transactions under the Agreement (such three-year period, the “Put Election Period”), Sonar shall have the right upon 60 days’ prior written notice (“Put Notice”) to CSSE to require CSSE to purchase the CSS AVOD Shares (“Put Election”).

Representations and Warranties

The Agreement contains representations and warranties of each party relating to, among other representations, (a) proper organization and similar corporate matters, (b) authority relative to the Agreement, and (c) no conflict; required filings and consents. The representations and warranties of Sonar also include, among other representations, those relating to (i) absence of undisclosed liabilities, (ii) litigation, (iii) employees, (iv) taxes, and (v) liens on and ownership of the Purchased Assets. The parties each have limited indemnification obligations and rights under the terms of the Agreement, including with respect to breaches of certain representations and warranties and assumed and excluded liabilities. The indemnification rights of CSSE Buyer are subject to the requirements that CSSE Buyer proceed first against representations and warranties insurance to be obtained by CSSE Buyer, and thereafter subject to a prescribed limit as set forth in the Agreement.

Conditions to Closing

The consummation of the transactions contemplated by the Agreement is subject to customary closing conditions, including receipt of required consent from certain third parties and other transactional processes. In the event one or more required consents have not been obtained, then CSSE Buyer and Sonar may mutually agree to effectuate the sale of the Purchased Assets via a sale pursuant to Section 363 of the U.S. Bankruptcy Code, with CSSE Buyer serving as the stalking horse bidder.

Termination

The Agreement may be terminated prior to Closing by either party for uncured breaches by the other party, or if the transactions are not consummated on or prior to an agreed outside date after the execution of the Agreement.

Certain Liens

Certain of the Purchased Assets, including the Current TV Contracts (as defined in the Agreement) but not any other Project Assets related to the Current TV Projects (as defined in the Agreement), Library Accounts Receivable (as defined in the Agreement), and the contracts pursuant to which they are payable and the library and Project Assets related thereto (including any such assets owned by Sonar Canada or its subsidiaries) and the proceeds of the foregoing (each as defined in the Agreement), shall be subject to certain liens in favor of MidCap Financial Trust, as administrative agent (“MidCap”) for itself and other lenders under a credit facility it has provided to Sonar. MidCap’s lien on the Library Accounts Receivable shall terminate on the date that 100% of same have been collected. MidCap’s lien on the Library and Project Assets shall terminate on the earlier of (a) if a Put Election is timely made, receipt by Sonar (or its assignee) of the put purchase price and (b) solely if no Put Election has been made 180 days following the 18-month anniversary of the Closing.

CSSE Buyer has agreed that so long as MidCap’s liens remain effective, CSSE Buyer shall abide by certain covenants, including maintaining the Library and using commercially reasonable efforts to collect amounts due from third parties under the contracts comprising a part of the Purchased Assets.

Accounting Treatment of Transaction

In accordance with ASC 805, “Business Combinations”, the Company will account for the transaction by applying the acquisition method of accounting. The acquisition method of accounting requires, among other things, that the assets acquired and the liabilities assumed in a business combination be measured at their fair values as of the closing date of the transaction.

The results of operations of Sonar’s operations will be included in the Company’s consolidated statements of operations as of the Closing. The Company’s acquisition of the Purchased Assets is expected to have a material, positive impact on the Company’s consolidated financial position, results of operations and cash flows.

The closing of the proposed acquisition of the assets of Sonar by CSSE Buyer are subject to various conditions, including but limited to, the receipt of numerous third party consents. Sonar’s requirement to close is also subject to certain conditions to be fulfilled by CSSE Buyer. If all closing conditions are not fulfilled or waived by the applicable party, the proposed transactions will not be consummated.

If the proposed acquisition of the assets of Sonar are consummated, we may not be able to efficiently integrate the acquired assets into our operations. Such integration could take time and require the Company to expend material resources, diverting same from other established operations of the Company. Further, even if such assets are fully and timely integrated into our operations, we may not realize the anticipated operating and financial benefits of the acquisition.

The transaction is structured to ensure that Sonar Canada’s operations will continue to meet applicable Canadian control regulatory requirements in relation to television and film production companies, to the continued benefit of the Canadian ad film production industry.

Additional Information

The foregoing is only a summary of the material terms of the Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such summary is qualified in its entirety by reference to the Agreement, which is filed as an exhibit to this Current Report.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, intentions and strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “target,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained herein are based on current expectations and beliefs concerning future developments and their potential effects on the Company and its subsidiaries. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve many risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 7.01	Regulation FD Disclosure.

Press Release

On April 9, 2021, the Company issued a press release announcing its entry into the Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits:

Exhibit	Description

2.1	Asset Purchase Agreement (“Agreement”), dated as of April 8, 2021, by and among Chicken Soup for the Soul Entertainment, Inc. (“Company”), Halcyon Television LLC, a wholly owned subsidiary of the Company, and Sonar Entertainment, Inc. (“Sonar”) and those subsidiaries of Sonar set forth on Exhibit 1 to the Agreement.

99.1	Press Release issued April 9, 2021

* The schedules and exhibits to the Contribution Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Chicken Soup for the Soul Entertainment, Inc. agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2021	CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.

	By:	/s/ William J. Rouhana, Jr.
Name: William J. Rouhana, Jr.
Title: Chief Executive Officer